GUARANTY AGREEMENT
THIS GUARANTY AGREEMENT (this “Guaranty”) dated as of December 10, 2025 is entered into by WEST MARICOPA COMBINE, LLC, an Arizona limited liability company (the “Guarantor”), in favor of COBANK, ACB, a federally-chartered instrumentality of the United States (“Lender”).
BACKGROUND
Global Water Resources, Inc., a Delaware corporation (the “Borrower”), and Lender are entering into, among other agreements, a Credit Agreement of even date herewith between the Borrower and Lender (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and a Promissory Note of even date herewith by the Borrower in favor of Lender (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Initial Promissory Note”). Pursuant to those documents, Lender has agreed (subject to the terms and conditions therein) to make a $15,000,000 loan to the Borrower. One of the conditions precedent to Lender’s obligation to make the loan is that the Guarantor enter into this Guaranty. The Guarantor will derive substantial direct and indirect benefits from the loan, and therefore the Guarantor has agreed to enter into this Guaranty.
NOW, THEREFORE, in order to induce Lender to extend credit to the Borrower and for good and valuable other consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:
1.    Guarantee of Payment. The Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all indebtedness, obligations and liabilities of the Borrower to Lender, whether now existing or hereafter incurred, arising under the Credit Agreement, the Initial Promissory Note and the other Loan Documents (as hereinafter defined), including, but not limited to, those under or arising out of or in connection with any loans, advances, indemnities, or any other kind of contract or agreement under which the Borrower may be indebted to Lender in any manner under the Loan Documents, whether for principal, interest, fees, surcharges, expenses or otherwise. For ease of reference: (i) all such indebtedness, obligations and liabilities under the Loan Documents shall hereinafter be collectively referred to as the “Guaranteed Obligations”; and (ii) all instruments, documents and agreements evidencing or relating to the Guaranteed Obligations shall hereinafter collectively be referred to as the “Loan Documents.” Without limiting the foregoing, the term: (1) “Loan Documents” shall include: (a) the Credit Agreement; (b) all Promissory Notes (as such term is defined in the Credit Agreement) issued under and pursuant to the Credit Agreement, whenever executed, including, without limitation, the Initial Promissory Note; (c) all other loan and loan related documentation executed at any time in connection with the Credit Agreement or any Promissory Note; and (d) all amendments to and restatements of the foregoing; and (2) “Guaranteed Obligations” shall include all indebtedness, obligations and liabilities of the Borrower to Lender arising under the: (a) the Credit Agreement; (b) the Initial Promissory; and (c) all other Loan Documents, including all obligations to pay principal, interest, fees, costs, surcharges, premiums, and other amounts arising thereunder.

2.    Nature of Liability.
2.1    This is a continuing guarantee of payment and performance, and not a guaranty of collection. The liability of the Guarantor to Lender is separate and independent of the Guaranteed Obligations or of any liability of the Borrower thereunder and any liability of any other guarantors of the Guaranteed Obligations. This is a continuing guarantee, and the Guarantor acknowledges and agrees that the Guarantor’s obligations hereunder shall cover Guaranteed Obligations incurred on the date hereof and at any time in the future. If an Event of Default (as defined in the Credit Agreement or any other Loan Document) has occurred and any applicable cure period has expired, then Lender shall have the right to declare the Guaranteed Obligations immediately due and payable in full, regardless of whether Lender has accelerated all or any part of the Borrower’s indebtedness and regardless of whether Lender is prohibited from accelerating such indebtedness as a result of a bankruptcy, reorganization or like proceeding involving the Borrower. Without limiting the generality of the foregoing, if the Borrower should at any time (i) become insolvent, (ii) make a general assignment for the benefit of creditors, (iii) petition for or be subject to a receivership proceeding, or (iv) be subject to a petition in bankruptcy or any insolvency or reorganization proceeding, whether voluntary or involuntary, then Lender shall have the right to declare the Guaranteed Obligations hereunder immediately due and payable in full, regardless of whether Lender has accelerated (or is permitted to accelerate) all or any part of Guaranteed Obligations, and Lender shall have the right to demand and to collect from the Guarantor payment in full of the Guaranteed Obligations hereunder, including all principal, interest, fees and charges, whether or not then due and payable by the Borrower. In addition, in the event the Borrower fails to make any payment due to Lender under the Loan Documents, Lender shall also have the right to make a partial demand hereunder in the amount of the defaulted payment or any part thereof and at a later date make one or more additional demands for payment hereunder (whether for all or a portion of the balance of the same defaulted payment, another defaulted payment, or the entire Guaranteed Obligations), all without relieving the Guarantor of its obligations hereunder; it being understood that until all Guaranteed Obligations are actually, finally, indefeasibly and unconditionally paid, performed or satisfied in full in accordance with the applicable terms of the Loan Documents, multiple demands may be made hereunder. In addition, Lender may make a partial demand for payment hereunder with or without terminating Lender’s commitment to extend additional Guaranteed Obligations to the Borrower.
2.2    The obligations of the Guarantor hereunder will remain in full force and effect and be enforceable until the Guaranteed Obligations are actually, finally, indefeasibly, and unconditionally paid, performed, or satisfied in full in accordance with the applicable terms of the Loan Documents. If, on account of the federal Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, that may be or become applicable, the Borrower will be or is relieved of or fails to perform any of the Guaranteed Obligations, the Guarantor will nevertheless be and remain fully liable to pay or perform all Guaranteed Obligations pursuant to this Guaranty. If the Guaranteed Obligations are partially paid or discharged for any reason, including voluntary payment or prepayment accepted by Lender, application of insurance proceeds or condemnation awards, permitted additional financing or refinancing, or sale of any collateral pledged by the Borrower for the Guaranteed Obligations or a portion thereof (the “Collateral”), with or without the consent or cooperation of Lender, this Guaranty will nevertheless remain in full force and effect, and the Guarantor will remain liable for all remaining Guaranteed Obligations, even though there may be rights that the Guarantor might have had against the Borrower that are destroyed or diminished by the exercise of any remedy or right by Lender, or as the result of any inaction by Lender.
2.3    If at any time all or any part of any payment made by the Borrower or the Guarantor or received by Lender from the Borrower or the Guarantor under or with respect to the Guaranteed Obligations or this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of the Guarantor or the Borrower), then the obligations of the Guarantor hereunder will, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous payment made by the Borrower or the Guarantor, or receipt of payment by Lender, and the obligations of the Guarantor hereunder will continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment had never been made.
2.4    Specifically, to the maximum extent permitted by applicable law, this Guaranty and the Guarantor’s liability hereunder will in no way be affected or impaired by reason of the happening from time to time of any of the following, whether or not any such event has occurred with or without notice to or consent of the Guarantor:
(a)    the waiver, compromise, settlement, termination or other release of the performance or observance by the Borrower or the Guarantor of any or all of the respective provisions, covenants, terms, or conditions contained in the Loan Documents or this Guaranty;
(b)    any failure, omission, delay or lack on the part of Lender to enforce, assert or exercise any right, power or remedy conferred on Lender in the Loan Documents or this Guaranty in accordance with their terms or the inability of Lender to enforce any provision of the Loan Documents or this Guaranty for any reason, or any other act or omission on the part of Lender;
(c)    the transfer, assignment or mortgaging, or the purported transfer, assignment or mortgaging, of all or any part of the Collateral, or the invalidity, unenforceability or termination for any reason whatsoever (other than performance) of any Loan Document or any provision, covenant, term or condition thereof or any right or remedy thereunder or any defect in the title of the Collateral or any part thereof or any loss of possession, use or operation of the Collateral or any part thereof by the Borrower;
(d)    the modification or amendment (whether material or otherwise) of any provision, covenant, term, or condition in any Loan Document;
(e)    the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, discharge, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting, the Borrower or any of its assets or any allegation or contest of the validity of this Guaranty or any Loan Document in any such proceeding;
(f)    the surrender or impairment of any Collateral as security for the performance or observance of any of the Guaranteed Obligations;
(g)    any failure of the Guarantor or the Borrower to perform and observe any provision, covenant, term or condition, or to discharge any duty or obligation, arising out of or connected with the Guaranty or any Loan Document or the occurrence or pendency of any “Event of Default” (as defined in any Loan Document) or any proceedings or actions as a result of, or attendant upon, such Event of Default;
(h)    the inability of the Guarantor or the Borrower to enforce any provision of any Loan Document for any reason;
(i)    the failure to give notice to the Guarantor or the Borrower of the occurrence of any default under this Guaranty or any of the Loan Documents;
(j)    the disposition by the Borrower of any ownership interest in the Guarantor or any permitted and permissible change, restructuring or termination of the organizational structure, ownership, or existence of the Borrower or of the Guarantor;
(k)    any set-off, counterclaim, reduction, or diminution of any Guaranteed Obligations, or any defense or discharge of any kind or nature whatsoever (other than performance), which the Guarantor or the Borrower may have or assert against Lender; or
(l)    any other circumstance (other than full payment and performance of all Guaranteed Obligations) that might otherwise constitute a legal or equitable defense or discharge of the Guarantor under this Guaranty or of the Borrower under any of the Loan Documents.
3.    Specific Waivers by Guarantor. To the fullest extent permitted by applicable law, the Guarantor hereby waives and agrees not to assert or take advantage of (as a defense or set off or otherwise):
(a)    Any right to require Lender to proceed against the Borrower or any other Person or to proceed against or exhaust any Collateral or other security held by Lender at any time or to pursue any other remedy in Lender’s power or under any other agreement before proceeding against the Guarantor hereunder;
(b)    The defense of any statute of limitations or statute of repose or of laches in any action hereunder;
(c)    Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other Person or Persons;

(d)    Any failure on the part of Lender to ascertain the extent or nature of the Collateral or any insurance or other rights with respect thereto, or the liability of any party liable for the Loan Documents or the Guaranteed Obligations;
(e)    Demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional Guaranteed Obligations or of any action or non-action on the part of the Borrower, Lender, any endorser or creditor of the Borrower or of the Guarantor or on the part of any other Person whomsoever under this or any other instrument in connection with any Guaranteed Obligations held by or due to Lender;
(f)    Any defense based upon an election of remedies by Lender;
(g)    Any right or claim or right to cause a marshaling of the assets of the Guarantor;
(h)    Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty;
(i)    Any duty on the part of Lender to disclose to the Guarantor any facts Lender may now or hereafter know about the Borrower or the Collateral, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of the Borrower, of the condition of the Collateral and of any and all circumstances bearing on the risk that liability may be incurred by the Guarantor hereunder;
(j)    Any lack of notice of disposition or of any manner of disposition of any Collateral;
(k)    Failure to properly record any document or any other lack of due diligence by Lender in creating or perfecting a security interest in or collection, protection or realization upon any Collateral or in obtaining reimbursement or performance from any Person now or hereafter liable for the Loan Documents or any obligation secured thereby;
(l)    The inaccuracy of any representation or other provision contained in any Loan Document;
(m)    Any sale or assignment of the Loan Documents, in whole or in part;
(n)    Any sale or assignment by the Borrower of the Collateral, or any portion thereof or interest therein, whether or not consented to by Lender;
(o)    Any invalidity, irregularity, or unenforceability, in whole or in part, of any one or more of the Loan Documents;

(p)    Any deficiencies in the Collateral or any deficiency in the ability of Lender to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any obligation hereby guaranteed;
(q)    An assertion or claim that the automatic stay provided by 11 U.S.C. § 362 (arising upon the voluntary or involuntary bankruptcy proceeding of the Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, will operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any of its rights, whether now or hereafter required, which Lender may have against the Guarantor or the Collateral;
(r)    Any modifications of the Loan Documents or any obligation of the Borrower relating to the Guaranteed Obligations by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;
(s)    The release of the Borrower or of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender’s voluntary act or otherwise (other than by reason of the full payment and performance of the Guaranteed Obligations); and
(t)    Without limiting the generality of the foregoing, any rights and benefits which might otherwise be available to any guarantor under law.
4.    Certain General Provisions.
4.1    Fully Recourse. All of the terms and provisions of this Guaranty are recourse obligations of the Guarantor.
4.2    Condition of Borrower. The Guarantor warrants and represents that the Guarantor is fully aware of the financial condition of the Borrower and is executing and delivering this Guaranty based solely upon the Guarantor’s own independent investigation of all matters pertinent hereto, and that the Guarantor is not relying in any manner upon any representation or statement of Lender. The Guarantor warrants, represents and agrees that the Guarantor is in a position to obtain, and the Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and any other matter pertinent hereto, and that the Guarantor is not relying upon Lender to furnish, and will have no right to require Lender to obtain or disclose, any information with respect to the Guaranteed Obligations, the financial condition or character of the Borrower or the ability of the Borrower to pay or perform the Guaranteed Obligations, the existence of any collateral or security for any or all of such indebtedness or obligations, the existence or nonexistence of any other guaranties of all or any part of such indebtedness or obligations, any actions or non-action on the part of Lender, the Borrower or any other Person, or any other matter, fact or occurrence whatsoever. By executing this Guaranty, the Guarantor acknowledges and knowingly accepts the full range of risks encompassed within a contract of guaranty.
4.3    Survival; Security. This Guaranty will be deemed to be continuing in nature and will remain in full force and effect and will survive the exercise of any remedy by Lender under any of the Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof, even if, as a part of such remedy, the Guaranteed Obligations are paid or satisfied in full; provided, however, this Guaranty shall terminate and be of no further force or effect upon the full and final indefeasible payment and performance in full of the Guaranteed Obligations and the termination of Lender’s commitments under the Loan Documents.
4.4    Subrogation; No Recourse Against Lender. Unless and until the Guaranteed Obligations are indefeasibly paid in full in cash, the Guarantor will not have any right of subrogation, contribution, reimbursement, or indemnity whatsoever or any right of recourse to or with respect to the assets or property of the Borrower or to any Collateral. In connection with the foregoing, the Guarantor expressly subordinates any and all rights of subrogation to all rights and remedies of Lender against the Borrower, and the Guarantor hereby waives any rights to enforce any remedy which Lender may have against the Borrower and any right to participate in any Collateral. In addition to and without in any way limiting the foregoing, the Guarantor hereby subordinates any and all indebtedness of the Borrower now or hereafter owed to the Guarantor to all indebtedness of the Borrower to Lender, and will not claim any offset or other reduction of the Guarantor’s obligations hereunder because of any such indebtedness and will not take any collateral for or on account of any such indebtedness. Further, the Guarantor will not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Guaranty, other than any action or inaction that would constitute a breach by Lender of the provisions of this Guaranty, or under the provisions of any of the Loan Documents.
4.5    Consents by Guarantor. The Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without notice to or further consent from the Guarantor, either with or without consideration: release and surrender the Collateral or any portion thereof; substitute for any Collateral held by or on behalf of Lender other collateral of like kind, or of any kind; make other advances or increase the amount of the Guaranteed Obligations; agree to modify the terms of any one or more of the Loan Documents; extend or renew the Guaranteed Obligations for any period; grant releases, compromises and indulgences with respect to any one or more of the Loan Documents and to any Persons now or hereafter liable thereunder or hereunder; release any other guarantor or endorser of or other Person liable upon the Guaranteed Obligations or any of the Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender will take or fail to take in connection with the Loan Documents or any Collateral, nor any course of dealing with the Borrower or any other Person, will limit, impair or release the Guarantor’s obligations hereunder, affect this Guaranty in any way or afford the Guarantor any recourse against Lender. Nothing contained in this section will be construed to require Lender to take or refrain from taking any action referred to herein. For clarity, the rights of Lender in this Section 4.5 with respect to Collateral may be subject to the terms and conditions of the Collateral Agency Agreement.

4.6    Certain Bankruptcy Matters. The Guarantor covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against the Borrower, the Guarantor will not seek or cause the Borrower or any other Person to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. § 105 or any other provision of the federal Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise), of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against the Guarantor or the Collateral by virtue of this Guaranty or otherwise.
4.7    Representations and Warranties by Guarantor. To induce Lender to accept this Guaranty, the Guarantor hereby makes the following representations and warranties:
4.7.1     This Guaranty has been duly authorized by all necessary corporate or limited liability company action, as the case maybe, on the part of the Guarantor, and constitutes (and will constitute) legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally; and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.7.2    The execution, delivery and performance by the Guarantor of this Guaranty will not: (i) result in the creation of any lien in respect of any property of the Guarantor under any indenture, mortgage, deed of trust, security agreement, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument by which the Guarantor or any of its properties may be bound or affected, other than a lien in favor of Lender; or (ii) (1) contravene, result in any breach of, or constitute a default under, any indenture, mortgage, deed of trust, security agreement, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument by which the Guarantor or any of its properties may be bound or affected; (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to the Guarantor; or (3) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Guarantor, in each case to the extent such breach.
4.7.3    No consent, approval, or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, or performance by the Guarantor of this Guaranty.
4.7.4    After executing and delivering this Guaranty, (i) the Guarantor will not be insolvent in that the fair saleable value of its assets will be greater than the amount required to pay its total liabilities; (ii) the Guarantor will not have incurred debts and other obligations in excess of its ability to pay such debts and obligations as they mature, and the cash flow of the Guarantor (after taking into account the anticipated uses of the cash) will be sufficient to pay such debts and obligations when such amounts are required to be paid; and (iii) the capital of the

Guarantor will be sufficient and not unreasonably small for the business and transactions in which it is engaged.
5.    Reserved.
6.    Reservation of Rights. No waiver under this Guaranty is valid unless it is in writing and signed by Lender. A waiver of a particular matter or remedy does not waive a subsequent or similar matter or remedy. No waiver will excuse the Guarantor from the performance of its other obligations to be performed under this Guaranty. The remedies conferred by this Guaranty are nonexclusive and cumulative of any other remedies now available or existing subsequently. No delay or forbearance by or on behalf of Lender in exercising any right, remedy, power or privilege under this Guaranty (“Lender’s Rights”) will operate as a waiver of such Lender’s Rights, nor will the exercise or non-exercise of any particular Lender’s Right preclude any other or further exercise of Lender’s Rights pertaining to any current or subsequent default by the Guarantor or the Borrower. Nothing contained in this Guaranty will prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which Lender may have against the Borrower, the Guarantor or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. § 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.
7.    Fees and Costs. In addition to the obligations provided above, in the event Lender incurs any cost and expense in connection with the enforcement of this Guaranty, the Guarantor agrees to reimburse Lender for any and all such costs and expenses, including: (i) its reasonable attorneys’ fees; (ii) all reasonable costs and expenses of collection or enforcement; and (iii) all reasonable costs of suit, including all proceedings in courts of original, appellate and bankruptcy jurisdiction.
8.    Notices and Other Communications. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and shall be made to the following:
If to Lender, to:
CoBank, ACB
6340 S. Fiddlers Green Circle
Greenwood Village, Colorado 80111-1914
Facsimile: (303) 224-6101
Attention: Credit Information Services
If to the Guarantor, to:
c/o Global Water Resources, Inc.
Attn: Michael J. Liebman
Chief Financial Officer

21410 North 19th Avenue, Suite 220
Phoenix, Arizona 85027-2738
or to such other address, facsimile number, or electronic mail address as shall be designated by such party in a notice to the other party. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; and (B) if delivered by facsimile, when sent and receipt has been confirmed by telephone.
9.    Construction. Captions and headings are for convenience and reference only and do not define, limit, or affect the contents of this Guaranty. References to “paragraphs” or “sections” refer to this Guaranty unless stated otherwise. The terms “include” or “including” mean “without limitation by reason of enumeration.” All grammatical usage will be deemed to refer to the masculine, feminine, neuter, singular or plural as the context and identity of any persons may require.
10.    Severability and Interpretation. The invalidity or unenforceability of any provision of this Guaranty does not affect the other remaining provisions. This Guaranty will be construed as if it excluded any invalid or unenforceable provision, which will be severed from this Guaranty. Whenever possible, this Guaranty will be interpreted so as to be valid under applicable law, and will not be construed strictly in favor of or against any particular party, including any party who drafted or prepared this Guaranty, but instead according to its plain meaning to give effect to its intended purposes.
11.     Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO. The Guarantor irrevocably consents to the service of process out of any competent court in any action or proceeding with respect to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 8, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law.
12.     Waiver of Jury Trial. THE GUARANTOR AND LENDER EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
13.    Binding Effect. This Guaranty is binding upon and inures to the benefit of the parties and their respective trustees, debtor(s)-in-possession, receivers, conservators, and the like—if any of the same are ever so appointed, and their successors and assigns.
14.    Acceptance. The Guarantor hereby waives notice of acceptance hereof.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO GUARANTY AGREEMENT
IN WITNESS WHEREOF, the Guarantor, by its duly authorized officer, has executed this Guaranty.
WEST MARICOPA COMBINE, LLC
By: /s/ Michael J. Liebman
Name: Michael J. Liebman
Title: Manager